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                                                           EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-73206 of Rodman & Renshaw Capital Group, Inc. on Form S-8 of our report dated August 19, 1994, appearing in this Annual Report on Form 10-K of Rodman & Renshaw Capital Group, Inc. for the year ended June 24, 1994.


/s/ Deloitte & Touche LLP

Chicago, Illinois
September 21, 1994